UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza Drive

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2008, Harte-Hanks, Inc. (“Harte-Hanks”) entered into amended and restated versions of certain of its existing compensatory plans and agreements to address the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), which was added by the American Jobs Creation Act of 2004, and to make certain other amendments, as described below. The following compensatory plans and agreements were amended and restated: (1) Restoration Pension Plan, (2) 2005 Omnibus Incentive Plan, (3) Deferred Compensation Plan and (4) corporate officer severance agreements.

Section 409A changed the income tax treatment of nonqualified deferred compensation plans and imposed new requirements on both the terms and operation of such plans. Although Section 409A’s provisions have been in effect since 2005 and employers have been required to operate in good faith since that time, final regulations under Section 409A were issued in 2007 and companies must amend affected nonqualified deferred compensation arrangements by December 31, 2008, to ensure that they comply with either the Section 409A final rules or an exemption.

The following description of the amendments to Harte-Hanks’ compensatory plans and agreements does not purport to be a complete description of the plans and agreements and is qualified in its entirety by reference to the full text of the amended plans and agreements, which are filed as exhibits to this Form 8-K and are incorporated by reference in this Item 5.02(e). Additional information regarding these plans and agreements can also be found in Harte-Hanks’ proxy statement for its 2008 annual stockholders meeting, which was filed with the Securities and Exchange Commission on April 11, 2008.

Restoration Pension Plan

The Restoration Pension Plan is an unfunded, non-qualified pension plan that is intended to provide designated employees with the benefits they would receive if the company’s frozen qualified defined benefit plan were not subject to the benefit and compensation limits imposed by the Internal Revenue Code. Selected employees designated as participants by the Board of Directors are eligible to participate under the Restoration Pension Plan. Participants currently include only corporate officers. The annual pension benefit under the Restoration Pension Plan is largely computed by multiplying the number of years of employment by a percentage of the participant’s final average earnings.

The Restoration Pension Plan was amended to address the requirements of Section 409A by (1) providing that amounts earned and vested by December 31, 2004 are “grandfathered” and subject to only pre-Section 409A rules, (2) revising the deferral election procedures, including provisions to account for changes to a payment election based on a change in marital status, (3) adding provisions to govern the time and form of payments to current and terminated employees, and (4) adding a 6-month delay in payment of deferred compensation otherwise payable to any “specified employee” upon separation from service.

Contemporaneously with these Section 409A amendments, Harte-Hanks made certain other amendments to the Restoration Pension Plan. The definition of “covered compensation” was amended to expressly include (after January 1, 2005) any portion of an eligible participant’s annual bonus that the participant would have received in cash had the participant not voluntarily elected to receive such bonus in the form of restricted stock. In addition, the Restoration Pension Plan was amended to provide for a rabbi trust to fund the plan within 30 days of a change in control (as defined in the plan). The rabbi trust amendment was not made in anticipation of, or in connection with, any particular change of control transaction; rather, it was adopted to enhance the security for future benefits payable under the Restoration Pension Plan. Finally, the annuity payment options available under the Restoration Pension Plan were revised to parallel the annuity payment options available under the company’s frozen qualified defined benefit plan.

Each of the foregoing amendments to the Restoration Plan was effective as of January 1, 2008.

2005 Omnibus Incentive Plan

Pursuant to the 2005 Omnibus Incentive Plan, Harte-Hanks has previously awarded its directors, officers and employees stock options, restricted common stock and performance restricted stock units. The 2005 Omnibus Incentive Plan was amended to address the requirements of Section 409A by (1) providing that the terms of any deferred compensation award granted under the 2005 Omnibus Incentive Plan would be specified in the award agreement for such award, and (2) adding a 6-month delay in payment of any deferred compensation otherwise payable to any “specified employee” upon separation from service. These amendments to the 2005 Omnibus Incentive Plan were effective as of January 1, 2008.

Deferred Compensation Plan

Harte-Hanks’ Deferred Compensation Plan permits certain members of senior management to elect to defer receipt of all or a portion of their base salary and/or cash performance bonuses. Currently, the only participant in the Deferred Compensation Plan is Mr. Larry Franklin, the company’s Chairman of the Board and its former Chief Executive Officer, based on Mr. Franklin’s former service as an executive officer of Harte-Hanks. The Deferred Compensation Plan was amended to address the requirements of Section 409A by (1) specifying that amounts earned and vested by December 31, 2004 are “grandfathered” and subject to only pre-Section 409A rules, (2) revising the deferral election procedures to provide that elections must be made by December 31st of the year prior to the year in which the applicable compensation will be earned, (3) eliminating the ability to accelerate payments, (4) providing that any subsequent change to an elected payment date must be made at least 12 months prior to the original date of payment, must not take effect for at least 12 months, and must further delay payment by at least 5 years, (5) permitting payment upon disability or a change of control, and (6) adding a 6-month delay in payment of deferred compensation otherwise payable to any “specified employee” upon separation from service. These amendments to the Deferred Compensation Plan were effective as of January 1, 2008.

Corporate Officer Severance Agreements

Harte-Hanks has previously entered into standard form severance agreements with each of its named executive officers and other corporate officers. These severance agreements are generally designed to attract and retain key talent by providing certain compensation in the event of a change of control. Harte-Hanks has entered into similar change of control severance agreements with Messrs. Dean Blythe (President and Chief Executive Officer), Doug Shepard (Executive Vice President and Chief Financial Officer) and Gary Skidmore (Executive Vice President and President, Direct Marketing). Harte-Hanks also has entered into a severance agreement with Mr. Pete Gorman (Executive Vice President and President, Shoppers) that provides similar severance benefits in both change of control and designated non-change of control scenarios because of his position at the time of entering into the original agreement and the then-current form of agreement for other similarly situated executives.

These severance agreements with the company’s named executive officers and other corporate officers were amended to address the requirements of Section 409A by (1) clarifying that amounts earned and vested by December 31, 2004 are “grandfathered” and subject to only pre-Section 409A rules, (2) clarifying that payments will be made only if the executive’s termination of employment is a “separation from service” under Section 409A, (3) modifying certain circumstances under which the executive may voluntarily terminate employment to require a material negative change in the employment relationship, notice from the executive, and an opportunity for the company to cure, (4) clarifying the time and form of payment to the executive, and (5) adding a 6-month delay in payment of deferred compensation otherwise payable to any “specified employee” upon separation from service.

Contemporaneously with these Section 409A amendments, Harte-Hanks made certain other amendments to these severance agreements. The agreements were amended to clarify that the accelerated vesting of company equity awards upon a change of control and, for Mr. Gorman, upon the non-change of control triggering events, would apply to all types of equity-based awards rather than only stock options. This clarification amendment was intended to reflect that, since 2006, Harte-Hanks has granted its executives restricted stock and performance restricted stock units, in addition to stock options. The amendment was not made in anticipation of, or in connection with, any particular change of control transaction.

Each of these amendments to the severance agreements was effective as of June 27, 2008.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Harte-Hanks, Inc. Restoration Pension Plan (As Amended and Restated Effective January 1, 2008)

10.2	Harte-Hanks, Inc. 2005 Omnibus Incentive Plan (As Amended and Restated Effective January 1, 2008)

10.3	Harte-Hanks, Inc. Deferred Compensation Plan (As Amended and Restated Effective January 1, 2008)

10.4	Form of Change of Control Severance Agreement between the Company and its President and Chief Executive Officer and its Executive Vice Presidents (other than Peter E. Gorman) and Senior Vice Presidents, dated as of June 27, 2008

10.5	Form of Severance Agreement between the Company and Peter E. Gorman, dated as of June 27, 2008

10.6	Form of Change of Control Severance Agreement between the Company and its Vice Presidents, dated as of June 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: June 27, 2008

By:	/s/ Bryan J. Pechersky
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Harte-Hanks, Inc. Restoration Pension Plan (As Amended and Restated Effective January 1, 2008)

10.2	Harte-Hanks, Inc. 2005 Omnibus Incentive Plan (As Amended and Restated Effective January 1, 2008)

10.3	Harte-Hanks, Inc. Deferred Compensation Plan (As Amended and Restated Effective January 1, 2008)

10.4	Form of Change of Control Severance Agreement between the Company and its President and Chief Executive Officer and its Executive Vice Presidents (other than Peter E. Gorman) and Senior Vice Presidents, dated as of June 27, 2008

10.5	Form of Severance Agreement between the Company and Peter E. Gorman, dated as of June 27, 2008

10.6	Form of Change of Control Severance Agreement between the Company and its Vice Presidents, dated as of June 27, 2008